Exhibit 22.2
Owens & Minor, Inc.

List of Subsidiaries Pledged as Collateral

The following table lists the pledged subsidiaries of Owens & Minor, Inc.’s 2024 Notes that constitute collateral (together, "the Collateral Group") as of September 30, 2023:

Entity
Owens & Minor, Inc.
Owens & Minor Distribution, Inc.
Owens & Minor Medical, Inc.
Barista Acquisition I, LLC
Barista Acquisition II, LLC
O&M Halyard, Inc.
O&M Byram Holding, GP
Byram Holdings I, Inc.
Byram Healthcare Centers, Inc.
Owens & Minor International Logistics, Inc.
AVID Medical, Inc., a Delaware corporation
Clinical Care Services, L.L.C., a Utah limited liability company
Fusion 5 Inc., a Delaware corporation
Halyard North Carolina, LLC, a North Carolina limited liability company
Medical Action Industries, Inc., a Delaware corporation
O&M Worldwide, LLC, a Virginia limited liability company
Owens & Minor Global Resources, LLC, a Virginia limited liability company
O&M Halyard Netherlands B.V.
O&M International Healthcare C.V.
Safeskin Medical & Scientific (Thailand) Ltd.
Apria, Inc.
Apria Healthcare Group LLC
Apria Healthcare LLC
Apria Holdco LLC
CPAP Sleep Stores, LLC
DMEHUB LLC
Healthy Living Home Medical LLC
Lofta, Inc.
American Contract Systems, Inc.